Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-297372) on Form S-1 of our report dated April 21, 2026 (June 16, 2026 as to Note 17), relating to the financial statements of Tailored Brands, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

August 31, 2026